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                                                                     EXHIBIT 1.1


                          Level 3 Communications, Inc.

                                  $325,000,000
                       2.875% Convertible Senior Notes/1/
                                    Due 2010

                             Underwriting Agreement

                                                              New York, New York
                                                                    July 1, 2003

Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

          Level 3 Communications, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, $325,000,000 aggregate principal amount of its 2.875% Convertible Senior Notes due 2010 (the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to $48,750,000 additional principal amount of such Convertible Senior Notes to cover over-allotments (the "Option Securities"; and together with the Underwritten Securities, the "Securities"). The Securities are convertible into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company at the conversion price set forth in the Final Prospectus. The Securities are to be issued under an indenture (the "Base Indenture"), dated as of September 20, 1999, between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by a supplemental indenture (the "Supplemental Indenture", and together with the Base Indenture, the "Indenture"), to be dated as of July 8, 2003. To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the

________________
     /1/ Plus an option to purchase from the Company up to $48,750,000 additional principal amount to cover over-allotments.

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                                                                               2

Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (file number 333-53914) on Form S-3, including a related basic prospectus, for registration under the Securities Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date (if the Final Prospectus is not filed

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                                                                               3

     pursuant to Rule 424(b)) or on the date of any filing pursuant to Rule 424(b) (if the Final Prospectus is filed pursuant to Rule 424(b)) and, in either case, on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

          (c) Subsequent to the respective dates as of which information is given in the Final Prospectus, except as set forth or contemplated in the Final Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole, and there has not been, singularly or in the aggregate, any material adverse effect, in the properties, business, results of operations, financial condition, affairs or business prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Without limiting the foregoing, neither the Company nor any of its subsidiaries has sustained since the respective dates as of which information is given in the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, constituting a Material Adverse Effect, otherwise than as set forth or contemplated in the Final Prospectus.

          (d) Each of the Company and the Subsidiaries (x) has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of organization and is in good standing under the laws of such jurisdiction, (y) has the requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Final Prospectus, and to own, lease and operate its properties and (z) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where any failure to be so qualified would not, singularly or when aggregated with failures to be qualified elsewhere, have a Material Adverse Effect. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and the Supplemental Indenture and to issue, sell and deliver the Securities. As of the date of its execution, the Company had the requisite corporate power and authority to execute, deliver and perform the Base Indenture. The term "Subsidiary" means each entity listed on Schedule II hereto.

          (e) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and

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     nonassessable; the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and, when issued upon conversion of the Securities against payment of the conversion price and in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company or a duly constituted committee thereof, has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the Securities; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and, except as set forth in the Final Prospectus and, except for outstanding warrants and options to purchase shares of Common Stock that in the aggregate represent less than 1% of the Common Stock outstanding on the date hereof, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. All the outstanding shares of capital stock of each Subsidiary and of Level 3 Communications Limited have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than the pledge of such shares or equity interests pursuant to the agreements the Company and certain of its subsidiaries have entered into in connection with the senior secured credit facility described in the Final Prospectus).

          (f) The Securities have been duly authorized, and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and duly paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and will be convertible into Common Stock in accordance with their terms. The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Final Prospectus.

          (g) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements incorporated by reference in the Final Prospectus from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002, as supplemented by the Current Report on Form 8-K dated June 30, 2003 (the "2002 10-K/A") under the headings "Business--Regulation" and "Legal Proceedings" fairly summarize the matters therein described.

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          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (j) The execution and delivery of this Agreement and the Indenture, the issuance and sale of the Securities hereunder, the issuance of the Common Stock upon conversion of the Securities, the performance by the Company of this Agreement and the Indenture and the consummation of the other transactions herein and therein contemplated will not (x) conflict with or result in a breach or violation of any of the respective charters, by-laws or other organizational documents of the Company or any of the Subsidiaries or Level 3 Communications Limited, (y) violate or conflict with any material statute, rule or regulation applicable to the Company or any Subsidiary or any order or decree of any governmental or regulatory agency or body or any court having jurisdiction over the Company or any Subsidiary or any of their respective properties or (z) after giving effect to the waivers and consents obtained on or prior to the date hereof, if any, conflict with or result in a breach or violation of any term or provision of, constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien or other claim or encumbrance with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage or deed of trust or any other material agreement or instrument to which the Company or any of the Subsidiaries or Level 3 Communications Limited, is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject. No authorization, approval or consent or order of, or filing, registration or qualification with, any court or governmental or regulatory body or agency is required in connection with the transactions contemplated by this Agreement or the Indenture except as have been made or obtained and except as may be required by and made with or obtained from state securities laws or regulations, or, with respect to filing the Final Prospectus with the Commission in accordance with Rule 424(b) under the Securities Act.

          (k) Except as described in the Final Prospectus, there is no action, suit or proceeding before or by any court, arbitrator or governmental or regulatory official, agency or body, domestic or foreign, pending against or affecting the Company or any of its subsidiaries, or any of their respective properties, that, if determined adversely, is reasonably expected to affect adversely the issuance of the Securities or in any manner draw into question the validity of this Agreement, the Indenture or the Securities or to result, singularly or when aggregated with other pending actions and actions known to be threatened that are not described in the Final Prospectus, in a Material Adverse Effect, or that is reasonably expected to materially and adversely affect the consummation of this Agreement or the Indenture or the transactions contemplated hereby or thereby, and to the best of the Company's knowledge, no such proceedings are contemplated or threatened.

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          (l) None of the Company, any of the Subsidiaries or Level 3
     Communications Limited is or after giving effect to the issuance of the Securities will be (i) in violation of its respective charter, bylaws or other organizational documents or (ii) in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company, any of the Subsidiaries or Level 3 Communications Limited is a party or by which any of them is bound, or to which any of the property or assets of the Company, any of the Subsidiaries or Level 3 Communications Limited is subject, other than such defaults that could not, singularly or in the aggregate, have a Material Adverse Effect.

          (m) KPMG LLP, who have certified certain of the consolidated financial statements and supporting schedules of the Company included or incorporated by reference in the Final Prospectus are independent public accountants with respect to the Company and its subsidiaries, as required by the Securities Act. To the Company's knowledge, Arthur Andersen LLP, who have previously certified certain consolidated financial statements and supporting schedules of the Company and previously delivered their report with respect to certain audited consolidated financial statements and supporting schedules included or incorporated by reference in the Final Prospectus, were at all time during their engagement by the Company independent public accountants with respect to the Company and its subsidiaries, as required by the Securities Act. The consolidated historical statements and any pro forma information, together with related schedules and notes, if any, included or incorporated by reference in the Final Prospectus comply as to form in all material respects with the requirements of the Securities Act. Such historical financial statements fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods. Such pro forma information has been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, and gives effect to assumptions made on a reasonable basis and fairly presents in all material respects and gives effect to the transactions described therein pertaining to such pro forma information. The other financial and statistical information and data included in the Final Prospectus and the Registration Statement, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (n) The consolidated historical statements of Genuity Inc. and any other businesses acquired by the Company (together, the "Acquired Businesses"), together with related schedules and notes, if any, included or incorporated by reference in the Final Prospectus comply as to form in all material respects with the requirements of the Securities Act. Such historical financial statements fairly present in all material respects the consolidated financial position of the Acquired Businesses at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods.

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          (o) Each of the Company and the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental or regulatory bodies or agencies, and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business as currently operated in the manner described in the Final Prospectus, except to the extent that the failure to obtain or file any such Authorizations would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on such business taken as a whole. All such Authorizations are in full force and effect with respect to the Company and the Subsidiaries, and the Company and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

          (p) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to material assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for material assets is compared on a periodic basis, which the Company believes are reasonable intervals, with the existing assets and appropriate action is taken with respect to any material differences. The Company and its executive officers have complied with Rule 13a-14 under the Exchange Act.

          (q) Except as disclosed in the Final Prospectus, no holder of any security of the Company has or will have any right to require the registration of such security by virtue of the offering and sale of the Securities under this Agreement other than any such right that has been expressly waived in writing. No holder of any of the outstanding shares of capital stock of the Company or any other person is entitled to preemptive or other rights to subscribe for the Securities.

          (r) The Company has not taken nor will it take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, in connection with the offering of the Securities.

          (s) Other than the Subsidiaries, there is no entity or other person
     (i) of which a majority of the voting equity securities or other interests is owned, directly or indirectly, by the Company and (ii) which held more than 5% of the total assets of the Company on a consolidated basis as of December 31, 2002, excluding inter-company balances.

          (t) Prior to the date hereof, the Company has furnished to the Representatives (i) a letter, substantially in the form of Exhibit E hereto, duly executed by James Q. Crowe and addressed to the Representatives and (ii) a letter, substantially in the form of Exhibit F hereto, duly executed by Walter Scott, Jr. and addressed to the Representatives.

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          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.00% of the principal amount thereof, plus accrued interest, if any, from July 8, 2003 to the Closing Date, the principal amount of Underwritten Securities set forth opposite such Underwriter's name on Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Securities at the same purchase price as the Underwriters shall pay for the Underwritten Securities, plus accrued interest, if any, from July 8, 2003 to the settlement date for the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefore, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

          3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on July 8, 2003, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company), through the facilities of DTC unless the Representatives shall instruct otherwise, at 388 Greenwich Street, New York, New York, on the date specified by the

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                                                                               9

Representatives (which shall be not more than ten nor fewer than three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4. Offering by Underwriters. It is understood that the several Underwriters are to offer the Securities for sale to the public as set forth in the Final Prospectus.

          5.  Agreements. The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form reasonably approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission,
     (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

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                                                                              10

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
     (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (d) The Company will furnish to each of the Representatives and counsel for the Underwriters, without charge, a conformed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of the Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all such documents.

          (e) The Company will cooperate with the Representatives in arranging, at the Company's cost, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then subject. The Company promptly will advise the Representatives of the receipt by it of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (f) The Company will not for a period of 90 days (or in the case of clause (F) below, 30 days) following the Execution Time, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of capital stock or securities convertible into, or exchangeable for, shares of capital stock (other than the Securities) or publicly announce an intention to effect any such transaction, except for:
     (A) up to 10,000,000 shares of Common Stock in the aggregate issued in connection with acquisitions (including by consolidation, merger or similar transaction and including acquisitions of shares of any of its subsidiaries held by minority shareholders), provided that more than 10,000,000 such shares may be issued to the extent the purchaser or purchasers of such excess shares agree to be bound by the provisions of this paragraph for any remaining portion of such 90-day period, (B) Common Stock issued pursuant to any employee benefit plan, stock ownership or stock option plan or dividend reinvestment plan in effect at the Execution Time or options granted pursuant to any such plan in effect at the Execution Time, provided that such options cannot be exercised for any remaining portion of such 90-day period, (C) maintaining the effectiveness of any registration statement in place at the Execution Time or otherwise permitted to be filed under this paragraph, (D) Common Stock issued in connection with the exercise of any warrants or convertible securities outstanding at the Execution Time, (E) Common Stock issued to prospective employees in connection with such employees being hired by the Company or any of its subsidiaries, (F) Common Stock issued in connection with transactions pursuant to Section 3(a)(9) of the Securities Act, provided that the recipient of such shares issued within 30 days of the Execution Time agree to be bound by the provisions of this paragraph for any remaining portion of such 30-day period and after such 30-day period there shall be no restrictions on such transactions and (G) the Securities and the Common Stock issuable upon conversion of the Securities.

          (g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act.

          (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (i) The Company will apply the net proceeds from the sale of the Securities sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Final Prospectus.

          (j) The Company will reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

          (k) Between the Execution Time and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date, if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Willkie Farr & Gallagher, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, to the effect of Exhibit A.

          (c) The Company shall have caused Swidler Berlin Shereff Friedman LLP, regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, to the effect of Exhibit B.

          (d) The Company shall have caused internal counsel for the Company to have furnished to the Representatives its opinion as to Canadian regulatory matters, dated the Closing Date, and addressed to the Representatives on behalf of the Underwriters, to the effect of Exhibit C.

          (e) The Company shall have furnished to the Representatives the opinion of Thomas C. Stortz, Group Vice President, General Counsel and Secretary of the Company, or any Assistant General Counsel of the Company, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, to the effect of Exhibit D.

          (f) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer and the Group Vice President and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement that are qualified as to materiality are true and correct and all other representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplements thereto), there has not been, singularly or in the aggregate, any material adverse effect, in the properties, business, results of operations, financial condition, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Group Vice President and Chief Financial Officer of the Company, dated the Closing Date, to the effect of Exhibit G. The Representatives acknowledge and agree that the signer of such certificate shall have no personal liability whatsoever with respect to the contents thereof.

          (i) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2003, and as at March 31, 2003, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with the standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the three-month period ended March 31, 2003, and as at March 31, 2003; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2002, nothing came to their attention which caused them to believe that:

                     (A) any unaudited financial statements included or
                         incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus; or

                     (B) with respect to the period subsequent to March 31,
                         2003, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the March 31, 2003 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from April 1, 2003 to such specified date there were any increases, as compared with the corresponding period in the preceding quarter, in net loss or loss from continuing operations before income taxes or in total or per share amounts of net income/loss of the Company and its subsidiaries, except in all instances for changes or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                     (C) the information included or incorporated by reference
                         in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and
                         Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in
          Exhibit 12 to the Registration Statement, including the information set forth under the captions "Summary", "Risk Factors", "Use of Proceeds", "Capitalization" and "Description of Notes" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the 2002 10-K/A incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2003 incorporated by reference in the Registration Statement and the Final Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

               (iv) they have read the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus (the "pro forma financial statements"); carried out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, and the officials of the Company referred to above have stated, in response to such auditor's inquiries, that all significant assumptions regarding the business combinations have been reflected in the pro forma adjustments and that the unaudited condensed consolidated financial statements referred to herein comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X.

          All references in this Section 6(i) to the Registration Statement and the Final Prospectus shall be deemed to include any amendment or supplement thereto at the date of the applicable letter.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any increase, change or decrease specified in the letter or letters referred to in paragraph (i) of this
     Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the properties, business, results of operations, financial condition, affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (k) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (l) The shares of Common Stock initially issuable upon conversion of the Securities shall have been listed and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

          (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

          7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, in each case, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. Except as provided in the preceding sentence or elsewhere in this Agreement, the Underwriters shall be responsible for all costs and expenses incurred by them in connection with their purchase of the Securities hereunder and the resale of any of the Securities, including, without limitation, their own out-of-pocket lodging, meal and other "roadshow" expenses and fees and disbursements of counsel for the Underwriters and such other "roadshow" expenses as shall be agreed upon by the Company and the Representatives.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or in the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in the Basic Prospectus or any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that such loss, claim, damage or liability results from the fact that (i) the Company had previously furnished copies of the Final Prospectus to the Representatives, (ii) delivery of the Final Prospectus was required by the Securities Act to be made to such person,
(iii) the untrue statement or omission of a material fact contained in the Basic Prospectus or the Preliminary Final Prospectus was corrected in the Final Prospectus, (iv) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus and (v) such correction would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, and (iv) the representations relating to offerings in the United Kingdom, under the heading "Underwriting" in the Preliminary Final Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Citigroup Global Markets Inc. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statements and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company, except as provided in Section 11 hereof. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in any of the Company's securities shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Level 3 Communications, Inc. (fax no.: (303) 926-3467) Attention:
General Counsel and confirmed to it at 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: General Counsel.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Basic Prospectus" shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date (including any documents incorporated by reference), including the Preliminary Prospectus (if any).

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the Registration Statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement become effective prior to the Closing Date, shall also mean such Registration Statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Securities Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statements when they become effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a Registration Statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement referred to in
     Section 1(a) hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                      Very truly yours,


                                      Level 3 Communications, Inc.

                                      By:  /s/ Neil J. Eckstein
                                          --------------------------------------
                                           Name:  Neil J. Eckstein
                                           Title: Senior Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated

By:  Citigroup Global Markets Inc.

By:  /s/ D. Scott Miller
    -----------------------------
     Name:  D. Scott Miller
     Title: Managing Director

For themselves and the other
several Underwriters named
in Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                                                     Principal Amount of
                                                                         Underwritten
Underwriters                                                     Securities to be Purchased
------------                                                     --------------------------
Citigroup Global Markets Inc. .................................          $195,000,000
Credit Suisse First Boston LLC ................................            32,500,000
J.P. Morgan Securities Inc. ...................................            32,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ............            32,500,000
Morgan Stanley & Co. Incorporated .............................            32,500,000
                                                                         ------------

         Total ................................................          $325,000,000
                                                                         ============

                                   SCHEDULE II

Subsidiaries

(i)Structure, Inc.
Level 3 Holdings, Inc.
KCP, Inc.
Level 3 International, Inc.
Level 3 Communications, LLC
Software Spectrum, Inc.
Level 3 Finance, LLC
BTE Equipment, LLC

                                    EXHIBIT A

                                   Opinion of
                            Willkie Farr & Gallagher
                             Counsel for the Company

     1. Each of the Company and Level 3 Communications, LLC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus (the "Final Prospectus").

     2. All the outstanding shares of capital stock or other equity interests of the Company and Level 3 Communications, LLC have been duly and validly authorized and are duly issued and are fully paid and nonassessable, and have not been issued and are not owned or held in violation of any statutory preemptive right of stockholders; to the knowledge of such counsel after due inquiry, such shares or other equity interests are not held in violation of any other preemptive right of stockholders or other equity interest holders, and except as otherwise set forth in the Final Prospectus, all outstanding equity interests of Level 3 Communications, LLC are owned by the Company either directly or through wholly owned subsidiaries, to the knowledge of such counsel, after due inquiry, free and clear of any agreement providing for a security interest in such equity interests to secure any obligation and any stockholders' agreements, voting trusts, claims or other encumbrances (other than the pledge of the equity interests of Level 3 Communications, LLC pursuant to the agreements the Company and certain of its subsidiaries have entered into in connection with the senior secured credit facility described in the Final Prospectus).

     3. (i) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed or incorporated by reference in the Final Prospectus, and (ii) to the best knowledge of such counsel, there is no contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Final Prospectus under the heading "Description of Notes," "Description of Common Stock" and "Description of Outstanding Capital Stock," insofar as such sections summarize the terms of the Securities, the Common Stock and the Indenture, and under the heading "Certain United States Tax Considerations," insofar as such section summarizes matters of law, fairly summarize the matters therein described.

     4. The Registration Statement has become effective under the Securities Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final

Prospectus (other than the financial statements and other financial information contained therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder.

     5. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

     6. To the best knowledge of such counsel, no consent, approval, authorization, license, certificate, permit or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Securities or for the consummation of the transactions contemplated hereby or thereby, except such as may be required by the Federal Communications Commission or similar state regulatory authorities or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters (as to which such counsel need not opine) and such other approvals (to be specified in such opinion) as have been obtained.

     7. Neither the execution and delivery of this Agreement or the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms thereof, including the issuance of the Common Stock upon conversion of the Securities, will conflict with, result in a breach of, or constitute a default under the certificate of incorporation, by-laws or other organizational documents of the Company or of any Subsidiary or the terms of any agreement or instrument listed on Annex I hereto, or any judgment, order or regulation known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental agency, authority or body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, except orders or regulations of the Federal Communications Commission or similar state regulatory authorities or regulations of any state securities commission (as to which such counsel need not opine).

     8. To the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities in connection with or as a result of the offering and sale of the Securities under this Agreement.

     9. The Company's actual authorized equity capitalization as of March 31, 2003, is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized, and, when issued upon conversion against payment of the conversion price and in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company or a duly constituted committee thereof, has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus and, except for outstanding warrants and options to purchase shares of Common Stock that in the aggregate represent less than 1% of the Common Stock outstanding on the date of this Agreement, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

     10. The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     11. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act.

     12. The Company has full corporate right, power and authority to execute and deliver this Agreement and the Supplemental Indenture and to perform its obligations hereunder or thereunder, including the issuance of the Securities; as of the date of its execution, the Company had full corporate right, power and authority to execute and deliver the Base Indenture and to perform its obligations thereunder, including the issuance of the Securities; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery of this Agreement and the Indenture and for the consummation of the transactions contemplated hereby or thereby has been duly and validly taken.

     13. This Agreement has been duly authorized, validly executed and delivered by the Company.

     In addition, such counsel shall state that they have participated in conferences with representatives of the Company, the Underwriters and their counsel, at which conferences the contents of the Final Prospectus were discussed, and, although, except as otherwise described above, such counsel has not independently checked or verified and does not pass upon and assumes no responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statements contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date or on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein or omitted therefrom and other than the sections entitled "Risk Factors--Level 3 is subject to significant regulation that

                                                                               4
could change in an adverse manner" and "-- Potential regulation of Internet service providers could adversely affect Level 3's operations" and "Business--Regulation" included in the Final Prospectus and comparable sections in the Company's Exchange Act reports incorporated in the Final Prospectus by reference, as to which such counsel need not express a belief).

     Such opinion may be limited to the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law and the Limited Liability Company Act of the State of Delaware.

     All references in this Exhibit A to the Final Prospectus shall be deemed to include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state.

                                     ANNEX I
                                  to Exhibit A

1. Fibre Optic Cable License Agreement, dated December 23, 1998, between Norfolk Southern Railway Company, Central of Georgia Railroad Company, and Georgia Southern and Florida Railway Company and Level 3 Communications, LLC, as modified by the Letter Agreement, dated July 26, 1999, by Level 3 Communications, LLC, and as further modified by the Letter Agreement, dated September 8, 1999, by Level 3 Communications, LLC.

2. Agreement, dated November 19, 1998, between Worldwide Fibre Inc. and Level 3 Communications, LLC for construction and right of way.

3. Agreement, dated November 19, 1998, between Mi-Link LLC and Level 3 Communications, LLC for construction and right of way.

4. Assignment, dated December 19, 1998, by Level 3 Communications, LLC in favor of Level 3 Communications Canada Co. of certain rights under the Agreement, dated November 19, 1998 between Mi-Link LLC and Level 3 Communications, LLC.

5. Fiber Optic Survey Agreement between Level 3 Communications, LLC and Union Pacific Rail Road Company, dated March 31, 1998.

6. Fiber Optic Agreement between Level 3 Communications, LLC and Union Pacific Rail Road Company, dated 1998.

7. Agreement between Kiewit Coal Properties, Inc. and Kiewit Mining Group, Inc., dated January 8, 1992.

8. Separation Agreement by and among Peter Kiewit Sons', Inc., Kiewit Diversified Group, Inc., PKS Holdings, Inc., and Kiewit Construction Group, Inc., dated December 8, 1997.

9. Amendment to Separation Agreement by and among Peter Kiewit Sons', Inc., Level 3 Communications, Inc., PKS Holdings, Inc. and Kiewit Construction Group, Inc., dated March 18, 1998.

10. Tax Sharing Agreement by and between Peter Kiewit Sons', Inc. and PKS Holdings, Inc., dated March 26, 1998.

11. Promissory Note from Peter Kiewit Sons' Co. to Metropolitan Life Insurance Company, dated June 27, 1997.

12. Deed of Trust, Security Agreement and Fixture Filing by Peter Kiewit Sons' Co., to Metropolitan Life Insurance Company, dated June 27, 1997.

13. Master Right-of-Way Agreement among Level 3 Communications, LLC and The Burlington Northern and Santa Fe Railway Company, dated June 23, 1998.

14. Intercity Network Infrastructure Contract between Level 3 Communications, LLC and Kiewit Construction Company, dated June 15, 1998.

15. Modification Number One to Intercity Network Infrastructure Contract between Level 3 Communications, LLC and Kiewit Construction Company, dated June 25, 1999.

16. Global Master Procurement Agreement between BTE Equipment, LLC and Lucent Technologies Inc., dated May 17, 1999.

17. Cross Channel Cables Agreement among France Manche S.A., The Channel Tunnel Group Limited, Level 3 Communications Limited and Level 3 Communications S.A., dated June 22, 1999.

18. Fiber Optic Cable System Contract between Level 3 Communications Limited, Level 3 Communications S.A. and Alcatel Submarine Networks S.A., dated May 14, 1999.

19. Engineer, Procure and Construct Contract between Level 3 Communications, GmbH and Alcatel Contracting, GmbH dated March 30, 1999.

20. Engineer, Procure and Construct Contract between Level 3 Communications, Ltd. and Fujitsu Telecommunications Europe, Ltd., dated March 19, 1999.

21. Engineer, Procure and Construct Contract between Level 3 Communications, SA and Alcatel Contracting, SA dated April 9, 1999.

22. Joint Build Agreement among Colt Telecom Group plc and certain of its subsidiaries and Level 3 International Inc. and certain of its subsidiaries, dated May 4, 1999.

23. Supply Contract among Level 3 (Bermuda) Ltd., Level 3 Communications Limited, Level 3 International, Inc. and Tyco Submarine Systems Ltd., dated June 15, 1999, as modified by Contract Variation Number 1, dated as of February 10, 1999, Yellow Cable System Written Order for Contract Variation Number 3, dated as of February 14, 2000.

24. Credit Agreement, dated as of September 30, 1999, among Level 3 Communications, Inc., certain subsidiaries of Level 3 Communications, Inc., the lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent, as amended to the date hereof.

25. Shared Collateral Security Agreement, dated as of December 8, 1999, among Level 3 Communications, Inc., certain subsidiaries of Level 3 Communications, Inc. and The Chase Manhattan Bank, as Collateral Agent.

26. Shared Collateral Pledge Agreement, dated as of December 8, 1999, among Level 3 Communications, Inc., certain subsidiaries of Level 3 Communications, Inc. and The Chase Manhattan Bank, as Collateral Agent.

27. Indenture, dated as of April 28, 1998 between Level 3 Communications, Inc. and IBJ Schroder Bank & Trust Company, as trustee.

28. Indenture, dated as of December 2, 1998 between Level 3 Communications, Inc. and IBJ Schroder Bank & Trust Company, as trustee.

29. Indenture, dated as of September 20, 1999, between Level 3 Communications, Inc. and IBJ Whitehall Bank & Trust Company, as trustee.

30. First Supplemental Indenture, dated as of September 20, 1999, between Level 3 Communications, Inc. and IBJ Whitehall Bank & Trust Company, as trustee.

31. Second Supplemental Indenture, dated as of February 29, 2000, between Level 3 Communications, Inc. and the Bank of New York (as successor to IBJ Whitehall Bank & Trust Company), as trustee.

32. Third Supplemental Indenture, dated as of July 8, 2002, as amended, between Level 3 Communications, Inc. and the Bank of New York (as successor to IBJ Whitehall Bank & Trust Company), as trustee.

33. Asset Purchase Agreement by and among Level 3 Communications, Inc., Level 3 Communications, LLC, Genuity Inc., and the subsidiaries of Genuity Inc. listed on the signature page thereto, dated as of November 27, 2002.

34. Amendment, Consent and Waiver to the Asset Purchase Agreement, dated as of December 30, 2002, effective as of November 27, 2002, by and among the Company, the Purchasers and the Seller.

35. Second Amendment and Waiver to the Asset Purchase Agreement, dated as of January 24, 2003, by and among the Company, the Purchasers and the Sellers.

36. Third Amendment and Waiver to the Asset Purchase Agreement, dated as of January 31, 2003, by and among the Company, the Purchasers and the Sellers.

37. Transition Services Agreement, dated February 4, 2003, by and among the Purchasers and the Sellers.

38. Agreement and Plan of Merger by and among Eldorado Marketing, Inc. Eldorado Acquisition One, Inc., Eldorado Acquisition Two, Inc. CorpSoft, Inc., Rebar LLC, the Parties submitting properly completed transmittal letters and, solely for purposes of Article XIII, Level 3 Communications, Inc. dated as of February 25, 2002.

39. Agreement and Plan of Merger dated as of May 1, 2002 by and among Level 3 Communications, Inc., Eldorado Acquisition Three, Inc. and Software Spectrum, Inc.

40. Network Services Agreement by and between American Online, Inc. and Genuity Solutions, Inc. (f/k/a BBN Corporation), as amended by the First Amendment dated as of January 8, 2002 and the Second Amendment, dated as of November 20, 2002.

41. Master Service Agreement, dated October 24, 2002, between Level 3 Communications, LLC and Verizon Global Solutions, Inc.

42. Trans-oceanic Capacity IRU Agreement, dated December 12, 2001, between Level 3 Communications, LLC and America Online, Inc.

43.  Metro IRU Agreement, dated February 5, 2003, between Level 3
     Communications, LLC and America Online Inc.

                                    EXHIBIT B

                                   Opinion of
                       Swidler Berlin Shereff Friedman LLP
                       Regulatory Counsel for the Company

         1. The licenses, certificates, permits and authorizations set forth in Attachment A to this opinion constitute all of the licenses, certificates, permits and authorizations required by the Federal Communications Commission ("FCC") and the State Regulatory Agencies (as defined below) for the provision of telecommunications services by the Company and the Subsidiaries as such counsel understands those services currently to be provided based on the declaration of an executive officer of the Company attached to such opinion, where the failure to obtain or hold such license, certificate, permit or authorization would materially adversely affect the ability of the Company or the Subsidiaries to provide such services, and none of the Company or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company or such Subsidiary, in connection with the provision of such services.

         2. To the best knowledge of such counsel, after reasonable inquiry, neither the Company nor any of the Subsidiaries is subject to any pending or threatened proceeding, complaint or investigation before the FCC or any State Regulatory Agency based on any alleged violation by the Company or its Subsidiaries in connection with the provision of or failure to provide telecommunications services, of a character that would be required to be disclosed or incorporated by reference in the Registration Statements and the Final Prospectuses, which is not adequately disclosed in the Registration Statements and the Final Prospectuses.

         3. The statements included in the Final Prospectus under the headings "Risk Factors--We are subject to significant regulation that could change in an adverse manner," "--Canadian law currently does not permit us to offer services in Canada" and "--Potential regulation of Internet service providers could adversely affect our operations", "Business--Regulation" and "Regulatory Update", fairly summarize the matters therein described.

         4. No consent, approval, authorization, license, certificate, permit or order of the FCC or any State Regulatory Agency is required for the consummation of the transactions contemplated by the Agreement.

         5. Neither the execution and delivery of this Agreement or the Indenture, nor the issue and sale of the Securities contemplated hereby or thereby will conflict with or result in a breach or violation of the Communications Act of 1934, as amended, any order or regulation of the FCC or any State Regulatory Agency applicable to the Company or any of the Subsidiaries or cause the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any FCC license or other authorization of the FCC.

         Such counsel has not itself checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement and the Final Prospectus. Such counsel has generally reviewed and discussed with representatives of and counsel for the Underwriters and with certain officers and employees of, and counsel for, the Company the information furnished, whether or not subject to its check and verification. Although such counsel has not independently checked or verified and is neither passing upon nor assuming any responsibility for the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus or any amendment thereof or supplement thereto, nothing has come to its attention which would cause it to believe that the statements included in the Final Prospectus under the headings "Risk Factors--Level 3 is subject to significant regulation that could change in an adverse manner," "--Canadian law currently does not permit Level 3 to offer services in Canada" and "--Potential regulation of Internet service providers could adversely affect Level 3's operations", "Business--Regulation" and "Regulatory Update", including the statements in respect to Canadian law or regulation, on the date thereof or on the Closing Date contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Such counsel's opinions may be based solely on the Communications Act of 1934, as amended, decisions of the FCC and FCC rules and regulations, comparable state statutes governing telecommunications, and the rules and regulations of comparable state regulatory agencies with direct regulatory jurisdiction over telecommunications matters in the states in which the Company and the Subsidiaries provide intrastate services ("State Regulatory Agencies"). Such counsel's opinion may be limited solely to matters arising under these authorities regarding federal common carrier telecommunications regulatory requirements and comparable state regulatory requirements in states in which the Company and the Subsidiaries provide intrastate services.

         Such counsel is a member of the Bar of the District of Columbia. In rendering this opinion, such counsel has relied as to certain matters of fact on certificates of responsible officers of the Company and public officials.

         All references in this Exhibit B to the Registration Statement or the Final Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state.

                                    EXHIBIT C

                                   Opinion of
      Internal Counsel for the Company Covering Canadian Regulatory Issues

1. The statements in the Final Prospectus under the captions "Canadian Regulation" insofar as such statements describe or summarize matters of law or constitute legal conclusions, fairly describe or summarize all matters referred to therein.

                                    EXHIBIT D

                                   Opinion of
                     Thomas C. Stortz, Group Vice President,
                  General Counsel and Secretary of the Company

         1. Each of the Subsidiaries, other than Level 3 Communications, LLC, as to which such counsel need not opine, has been duly incorporated or formed and is validly existing and in good standing in the jurisdiction of its incorporation or formation, and has the requisite corporate power and authority to carry on its business and own its properties as currently being conducted and as described in the Final Prospectus.

         2. All the outstanding shares of capital stock or other equity interests of each Subsidiary, other than Level 3 Communications, LLC, as to which such counsel need not opine, have been duly and validly authorized and are duly issued and are fully paid and nonassessable, and have not been issued and are not owned or held in violation of any statutory preemptive right of stockholders; to the knowledge of such counsel after due inquiry, such shares or other equity interests are not held in violation of any other preemptive right of stockholders, and except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock or other equity interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries, to the knowledge of such counsel, after due inquiry, free and clear of any agreement providing for a security interest in such shares or equity interests to secure any obligation and any stockholders' agreements, voting trusts, claims or other encumbrances (other than the pledge of such shares or equity interests pursuant to the agreements the Company and certain of its subsidiaries have entered into in connection with the senior secured credit facility described in the Final Prospectus).

         3. Neither the execution and delivery of this Agreement or the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms thereof, including the issuance of the Common Stock upon conversion of the Securities, will conflict with, result in a breach of, or constitute a default under the terms of any indenture or other agreement or instrument actually known to such counsel, after due inquiry (which does not include (i) a review of all the agreements or instruments in the Company's files or of agreements or instruments such counsel has not been involved with or (ii) a canvasing of the Company's employees), and to which the Company or any Subsidiary is a party or bound or its property is subject.

         4. The information included in the Final Prospectus under the headings "Risk Factors--Environmental liabilities from the Company's our historical operations could be material" and "Legal Proceedings", insofar as such headings summarize matters of law, fairly summarize the matters therein described.

         Such opinion may be limited to the laws of the State of Nebraska, the Federal laws of the United States of America and the General Corporation Law and the Limited Liability Company Act of the State of Delaware.

         All references in this Exhibit D to the Final Prospectus shall be deemed to include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state.

                                    EXHIBIT E

                           [Letterhead of James Crowe]

                                          July 1, 2003

Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
As Representatives of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         This letter is being delivered to you in connection with a proposed Underwriting Agreement (the "Underwriting Agreement") between Level 3 Communications, Inc., a Delaware corporation (the "Company") and Representatives of the several Underwriters named in Schedule I thereto, whereby the Underwriters have agreed to purchase 2.875% Convertible Senior Notes Due 2010, convertible into Shares of Common Stock, par value $0.01 per share (the "Securities"), of the Company pursuant to the Underwriting Agreement.

         In order to induce you to purchase the Securities pursuant to the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Purchase Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

         If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                           Very truly yours,

                                           ____________________________
                                           Name:  James Crowe
                                           Address:

                                    EXHIBIT F

                        [Letterhead of Walter Scott, Jr.]

                                             July 1, 2003

Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
As Representatives of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         This letter is being delivered to you in connection with a proposed Underwriting Agreement (the "Underwriting Agreement") between Level 3 Communications, Inc., a Delaware corporation (the "Company") and Representatives of the several Underwriters named in Schedule I thereto, whereby the Underwriters have agreed to purchase 2.875% Convertible Senior Notes Due 2010, convertible into Shares of Common Stock, par value $0.01 per share (the "Securities"), of the Company pursuant to the Underwriting Agreement.

         In order to induce you to purchase the Securities pursuant to the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Purchase Agreement, other than (i) shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc. or (ii) shares of Common Stock issued in connection with the exercise of any warrants owned by the undersigned and outstanding at the Execution Time.

         If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                               Very truly yours,

                                               _________________________________
                                               Name:  Walter Scott, Jr.
                                               Address:

                                    EXHIBIT G

                                   CERTIFICATE

                                       OF

                          LEVEL 3 COMMUNICATIONS, INC.

         In connection with the offering of $325,000,000 of 2.875% Convertible Senior Notes due 2010, I, Sunit Patel, solely in my capacity as the Group Vice President and Chief Financial Officer of Level 3 Communications, Inc. (the "Company") and, pursuant to Section 6(h) of the Underwriting Agreement, dated July 1, 2003, among the Company and the Underwriters listed in Schedule I thereto (the "Underwriting Agreement"), do hereby certify, to the best of my knowledge and belief, without any personal liability as to the contents hereof, as follows:

         1. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries for the fiscal years ended December 31, 2001 and December 31, 2000 audited by Arthur Andersen LLP and included or incorporated by reference in the Final Prospectus (the "Final Prospectus") dated July 1, 2003, including any amendments or supplements thereto, present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

         2. The other information of an accounting or financial nature relating to the fiscal years ended December 31, 2001 and December 31, 2000 included or incorporated by reference in the Final Prospectus, has been derived from and agrees with such financial statements or the accounting records of the Company in all material respects.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 8th day of July, 2003.

                                            LEVEL 3 COMMUNICATIONS, INC.


                                            By_____________________________
                                            Name:  Sunit Patel
                                            Title: Group Vice President & Chief
                                                   Financial Officer